UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2017

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 17, 2017, Western Gas Partners, LP (“WES”) closed its previously announced transaction with Williams Partners L.P. (“WPZ”). Pursuant to the previously filed Interest Swap and Purchase Agreement, dated February 9, 2017 (the “PSA”), with WPZ and certain of WPZ’s subsidiaries, WES has acquired WPZ’s 50% non-operated interest (the “DBJV Interest”) in the assets of Delaware Basin JV Gathering LLC (“DBJV”) in exchange for (a) WES’s 33.75% non-operated interest (the “Non-Operated Marcellus Interest”) in two natural gas gathering systems located in northern Pennsylvania, commonly referred to as the Liberty and Rome systems, and (b) $155 million in cash (collectively, the “Transaction”).
WES funded the cash portion of the consideration with cash on hand.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements of WGP as of and for the year ended December 31, 2016, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated herein by reference.

(d)	Exhibits

	99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of WGP as of and for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

		By:	Western Gas Equity Holdings, LLC, its general partner

Dated:	March 23, 2017	By:	/s/ Benjamin M. Fink
Benjamin M. Fink President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of WGP as of and for the year ended December 31, 2016.

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